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                                                                    EXHIBIT 99.1

          Agreement Regarding Disclosure of Long-Term Debt Instruments

                  In reliance upon Item 601(b) (4)(iii)(A), of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership") has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.

                                       AIMCO PROPERTIES, L.P.

                                       By:      AIMCO-GP, Inc.
                                                Its General Partner


                                       By:      /s/ Peter Kompaniez
                                                -------------------
                                                Peter Kompaniez
                                                President